UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 20, 2009

(Date of earliest event reported)

SOUTHERN STAR ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52106 (Commission File Number)	20-2514234 (IRS Employer Identification No.)

110 CYPRESS STATION DRIVE, SUITE 152, HOUSTON, TEXAS 77090

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (832) 375-0330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sale of Equity Securities.

On January 20, 2009, the registrant closed an unregistered private placement of its common stock, par value $0.001 (“Common Stock”). The registrant issued 500,000 shares of Common Stock at a price per share of $0.41 (the “Placement Stock”), for proceeds of $205,000. The registrant issued the Placement Stock to Michael O. Aldridge, a director of the registrant, who is an “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”)) in a transaction exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D. The shares of Placement Stock do not have registration rights and are “restricted securities” as defined under Rule 144 of the Securities Act, and may only be resold pursuant to an exemption from Securities Act registration requirements. The closing price of the Common Stock on January 16, 2009 (the last trading day prior to closing) was $0.41 on the Financial Industry Regulatory Authority’s over-the-counter bulletin board, as quoted by the NASDAQ OMX Group, Inc.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN STAR ENERGY INC. (Registrant)

Dated: January 20, 2009	By: /s/ William David Gibbs William David Gibbs Chief Executive Officer, President and Secretary